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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated March 13, 2014, relating to the consolidated financial statements of Sears Canada Inc. and the effectiveness of Sears Canada Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 40-F of Sears Canada Inc. for the 52 week-period ended February 1, 2014.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants
Licensed Public Accountants
Toronto, Canada
October 7, 2014

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM